Exhibit 10.1
DOMINION RESOURCES, INC.
2014 INCENTIVE COMPENSATION PLAN

Effective May 7, 2014

1.           Purpose. To support a pay-for-performance compensation program, this Dominion Resources, Inc. 2014 Incentive Compensation Plan (the “Plan”) is the primary component that ties compensation to the long-term performance of Dominion Resources, Inc. (“Dominion”). The Plan seeks to further the long-term stability and financial success of Dominion by attracting and retaining employees and other service providers through the use of cash and stock incentives; rewarding employees and other service providers for the achievement of certain performance goals that may be attached to the incentives; and further aligning the interests of employees and other service providers with those of Dominion and its shareholders. The Plan also provides the platform for the payment of annual incentive compensation that is tax deductible.

2.           Effect on Prior Plan. The Plan replaces the Dominion Resources, Inc. 2005 Incentive Compensation Plan (the “Prior Plan”). Upon the effective date of the Plan (as provided in Section 16), the Prior Plan shall terminate and no further awards shall be made under the Prior Plan. Existing awards under the Prior Plan as of the date of the Prior Plan’s termination will continue in effect in accordance with their terms.

3.           Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)           “Act” means the Securities Exchange Act of 1934, as amended.

(b)	“Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that an Employer is required to withhold in connection with any Incentive Award.

(c)	“Beneficiary” means the individual, individuals, entity, entities or the estate of a Participant entitled to receive the amounts payable under an Incentive Award, if any, upon the Participant’s death.

(d)           “Change of Control” means the occurrence of any of the following events:

         (i)           any person (other than those persons in control of Dominion as of the effective date of the Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of Dominion or any Dominion Company), including a “group” as defined in Section 13(d)(3) of the Act, becomes the owner or beneficial owner (as defined in Rule 13d-3 under the Act), directly or indirectly, of Dominion securities having 20% or more of the combined voting power of the then outstanding Dominion securities that may be cast for the election of Dominion’s directors (the “Outstanding Voting Power”), other than as a result of an issuance of securities initiated by Dominion, or open market purchases approved by the Dominion Board (as long as the majority of the Dominion Board approving the purchases is also the majority at the time the purchases are made), or a Business Combination described in clause (iii) below which does not constitute a Change of Control thereunder;

(ii)           the persons who were directors of Dominion as of the effective date of the Plan (the “Initial Directors”), or whose election to the Board or nomination for election by Dominion’s shareholders after the effective date of the Plan was approved by the majority of the Initial Directors then in office, cease to constitute a majority of the Dominion Board, or any successor’s board, within any two consecutive-year-period; provided that any director who was not a director of Dominion as of the effective date of the Plan but whose election to the Board or nomination for election by Dominion’s shareholders after the effective date of the Plan was approved by the majority of the Initial Directors then in office (including directors who are deemed to be Initial Directors by application of this proviso) shall be deemed Initial Directors for purposes hereof;

(iii)           consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Dominion or any Dominion Company, a sale or other disposition of all or substantially all of the assets of Dominion, or the acquisition of assets or stock of another entity by Dominion or any Dominion Company (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the owners or beneficial owners (as defined in Rule 13d-3 under the Act), directly or indirectly, of the Outstanding Voting Power  immediately prior to such Business Combination are the owners or beneficial owners (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than fifty percent (50%) of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Voting Power, and (2) a Change of Control is not triggered pursuant to clauses (i) or (ii) above;

(iv)           A complete liquidation or dissolution of Dominion, in the context of a transaction that does not constitute a Change of Control of Dominion under clause (iii) above.

                               (e)           “Code” means the Internal Revenue Code of 1986, as amended.

(f)
“Committee” means the Compensation, Governance and Nominating Committee of the Dominion Board (or any successor Board committee designated by the Board to administer this plan), provided that, if any member of the Compensation, Governance and Nominating Committee does not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3 under the Act, the remaining members of the committee (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

(g)
“Company Stock” means common stock of Dominion. In the event of a change in the capital structure of Dominion (as provided in Section 18), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan.

(h)
“Date of Grant” means (i) with respect to an Option or Stock Appreciation Right, the date on which the Committee completes the corporate action necessary to create an offer of stock for sale to a Participant under the terms and conditions of, or to create a legally binding right constituting, the Option or Stock Appreciation Right; and (ii) with respect to an Incentive Award other than an Option or Stock Appreciation Right, the date on which the Committee grants the Incentive Award. With respect to any Incentive Award, the Committee may specify a future date on which the Incentive Award is to be granted or become effective.

(i)
“Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). With respect to an Incentive Award that provides for a deferral of compensation within the meaning of Code section 409A and that is payable under its terms on a Participant’s Disability, Disability shall have the meaning set forth in Code section 409A and the regulations thereunder. As to all other Incentive Awards, the Committee shall determine whether a Disability exists and the determination shall be conclusive.

(j)	“Dominion” has the meaning set forth in Section 1 hereof.

(k)	“Dominion Board” means the Board of Directors of Dominion.

(l)
“Dominion Company” means any corporation or other entity in which Dominion owns stock or other equity possessing at least 50% of the combined voting power of all classes of stock or other equity or which is in a chain of corporations or other entities with Dominion in which stock or other equity possessing at least 50% of the combined voting power of all classes of stock or other equity is owned by one or more other corporations or other entities in the chain.

(m)	“Employer” means, with respect to a Participant, Dominion or the Dominion Company that employs the Participant or for whom the Participants otherwise provides services.

(n)
“Fair Market Value” means the closing price of a share of Company Stock on the New York Stock Exchange on the Date of Grant or any other date for which the value of Company Stock must be determined under the Plan, or if the determination date is not a trading day, on the most recent trading day immediately preceding the determination date.

(o)	“Full Value Award” means an Incentive Award under the Plan that is payable in shares of Company Stock, other than an Option or SAR.

(p)
“Goal-Based Stock” means an award to receive a target number of shares of Company Stock in the future subject to continued service and the achievement of Performance Goals or other performance objectives as provided in Section 10.

(q)
“Grant Agreement” means a written or electronic agreement between Dominion and a Participant evidencing the terms of an Incentive Award. An Incentive Award shall not be deemed to have been made unless and until the Grant Agreement evidencing such award has been executed by the Participant; provided, however, the Committee may in its discretion waive the requirement that a Participant execute the Grant Agreement and treat the Participant’s acceptance of the award as his or her agreement to the terms of the Grant Agreement instead.

(r)	“Incentive Award” means a Performance Grant or the award of Restricted Stock, Restricted Stock Units, Goal-Based Stock, Options or Stock Appreciation Rights under the Plan.

(s)	“Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(t)
“Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(v)	“Option” means a right to purchase Company Stock during a fixed period of time and at a determinable exercise price, as provided in Section 11 of the Plan.

(w)	“Participant” means any employee, officer, consultant or advisor of Dominion or a Dominion Company who receives an Incentive Award under the Plan.

(x)
“Performance Criteria” means any of the following: total shareholder or unitholder return; book value; return on total or invested capital, equity, revenue or assets; earnings (before or after interest, taxes, deductions, depreciation and/or amortization, and including consolidated operating earnings); revenues; income (before or after taxes); profitability; cash flow, including free and distributed cash flow; cost savings under the Six Sigma discipline, or other cost savings or process improvement goals; capital expenditures; combined net worth; debt to equity ratio; stock or unit price or price appreciation; employee turnover or retention; environmental considerations; safety; reliability; training; compliance; workforce or customer diversity; employee and/or customer satisfaction or engagement; corporate social responsibility; receipt of regulatory or regulatory body approval; and supplier diversity. The financial metrics identified above can be measured on an as reported (GAAP), gross, net, operating, or pension-adjusted basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative, growth, per-share or per-unit basis. The metrics may be set on a consolidated basis or with respect to any segment, sector, subsidiary or affiliate (including any subsidiary or affiliate which is a publicly traded partnership), division, business unit or individual. The metrics may be measured including or excluding extraordinary items such as restructuring charges, casualty losses, insurance recoveries, and other one-time, non-recurring items. Any of these metrics also may be based on peer group or index comparisons.

(y)	“Performance Goal” means an objectively determinable goal established by the Committee with respect to one or more Performance Criteria for a given Incentive Award.

(z)	“Performance Grant” means an award to receive a target amount of cash in the future subject to continued service and the achievement of Performance Goals as provided in Section 6.

(aa)           “Plan Year” means January 1 to December 31.

(bb)	“Prior Plan” has the meaning set forth in Section 2 hereof.

(cc)
“Qualifying Change of Control” means an event which meets the requirements for a Change of Control (as defined in Section 3(d) above) and which, in addition, constitutes a “change in control event” as defined in Treas. Regs. section 1.409A-3(i)(5)(i).

(dd)	“Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7.

(ee)	“Restricted Stock Unit” means a right to receive a share of Common Stock or a cash amount equal to the Fair Market Value thereof in the future subject to continued service, as provided in Section 8.

(ff)	“Separation from Service” means a Participant’s separation from service within the meaning of U.S. Treasury Regulation 1.409A-1(h), applying the default terms thereof.

(gg)
“Stock Appreciation Right” or “SAR” means a right to receive an amount payable in cash or shares of Company Stock equal to the excess of the Fair Market Value of a share of Company Stock on the exercise or settlement date over the exercise or base price per share of the SAR as set forth in the Grant Agreement, as provided in Section 12.

(hh)
“Surviving Entity” means Dominion if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of Dominion immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction (or its parent). In all other cases, Surviving Entity means the other entity that merges or consolidates with or into Dominion, or with or into which Dominion merges or consolidates, and not Dominion. In making the determination of ownership by the shareholders of Dominion immediately after the merger, consolidation or similar transaction, equity securities which the shareholders owned immediately before the merger, consolidation or similar transaction as shareholders of another party to the transaction (other than a Dominion Company) shall be disregarded. Further, outstanding voting securities of an entity shall be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time) into shares entitled to vote.

(ii)	“Taxable Year” means the fiscal period used by Dominion for reporting taxes on income under the Code.

4.           Share Reserve.

(a)
Subject to Section 18 of the Plan, there shall be reserved for issuance under the Plan an aggregate of twenty five million (25,000,000) shares of Company Stock.  Shares issued pursuant to a Full Value Award will count against the shares of Company Stock available for issuance under the Plan as 2 shares for every 1 share issued in connection with the Incentive Award.  Shares of Company Stock reserved for issuance under the Plan may be authorized but unissued shares or treasury shares. No fractional shares of Company Stock shall be issued under the Plan and cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

(b)
Up to twenty five million (25,000,000) shares of Company Stock reserved for issuance under the Plan may be issued upon the exercise of Options that qualify as Incentive Stock Options. No more than two million five hundred thousand (2,500,000) shares may be allocated to any share-denominated Incentive Awards, including the maximum amounts payable under a Goal-Based Stock award, that are granted to any individual Participant during any single Taxable Year. The aggregate maximum cash amount payable under the Plan under all Performance Grants or other cash-denominated awards granted under the Plan to any individual Participant during any single Taxable Year shall not exceed 0.5% of Dominion’s consolidated operating income, before taxes and interest, as reported on its annual financial statements for the prior Taxable Year.

(c)
Shares of Company Stock allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, or otherwise terminate unexercised shall not count against the share reserve under the Plan and may be reused for future Incentive Awards under the Plan. Any shares of Company Stock used to pay the exercise price of, or any withholding taxes with respect to, an Incentive Award shall count against the share reserve under the Plan. Stock-settled SARs shall count against the share reserve under the Plan based on the gross number of shares of Company Stock subject to the award (as opposed to the net number of shares of Company Stock actually issued under the award). The cash proceeds from the exercise of Options shall not be used to repurchase shares of Company Stock on the open market for reuse under the Plan.

(d)
Any shares of Company Stock that are issued by Dominion, and any awards that are granted by, or become obligations of, Dominion, through the assumption by Dominion (or a Dominion Company) of, or in substitution for, outstanding awards previously granted by an acquired company (including a predecessor of the acquired company), or any direct or indirect parent thereof, in the case of persons that become employed by Dominion (or a Dominion Company) in connection with a business or asset acquisition or similar transaction, shall not be counted against the shares available for issuance under the Plan.

5.           Eligibility. All present and future employees, officers, advisors and consultants of Dominion or a Dominion Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to Dominion or a Dominion Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 19, to select eligible employees, officers, advisors and consultants to receive Incentive Awards and to determine for each employee, officer, advisor or consultant the nature and the terms and conditions of each Incentive Award. Members of the Board who are not employees of Dominion shall not be eligible to receive Incentive Awards under the Plan.

6.	Performance Grants.

(a)
The Committee may make Performance Grants to eligible employees of Dominion or a Dominion Company and Performance Grants may be limited to Participants whose compensation may be subject to the provisions of Code section 162(m). Each Performance Grant shall contain the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and any other terms and conditions as are applicable to the Performance Grant. The terms of a Performance Grant may be set forth in Dominion’s Annual Incentive Plan (AIP) or in any other plan or agreement that is identified by the Committee as containing the terms and conditions applicable to a Performance Grant. Each Performance Grant shall be granted and administered to comply with the requirements of Code section 162(m). In the event of any conflict between a Performance Grant and the Plan, the terms of the Plan shall govern.

(b)
The Committee shall establish the Performance Criteria and Performance Goals for Performance Grants and the weighting of the Performance Goals. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

(c)
The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of achievement of the Performance Goals. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of the period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

(d)
The payments to a Participant under a Performance Grant will be based on the level of achievement of the Performance Goal or Goals under the award. All calculations of payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(e)
Performance Grants may be paid in cash, Company Stock or both, at the time or times as are provided in the Performance Grant. A Performance Grant payable in cash may allow a Participant to elect to receive a payment in Restricted Stock or RSUs with a greater Fair Market Value than the cash award, subject to such terms and conditions as the Committee may determine, as provided in Section 9 below. A Participant shall not have any rights as a shareholder with respect to a Performance Grant payable in shares of Company Stock unless and until the shares have been issued.

7.           Restricted Stock.

(a)
The Committee may grant Restricted Stock to eligible employees, officers, consultants or advisors of Dominion or a Dominion Company. Each award of Restricted Stock shall be evidenced by a Grant Agreement, which shall state the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b)
The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the shares subject to the award shall vest and the restrictions on transferability of the shares shall lapse. The shares of Restricted Stock shall be nontransferable during the vesting period (and for such additional periods following the vesting period as may be provided for in the Grant Agreement), except as otherwise provided in Section 14. The minimum vesting period for an award of Restricted Stock which vests solely based on continued service and the passage of time shall be three (3) years from the Date of Grant of the award, with vesting occurring on a graded or cliff basis as determined by the Committee; provided that up to an aggregate maximum of 2,500,000 shares subject to Restricted Stock and Restricted Stock Unit awards may be issued under the Plan without regard to this limitation. The minimum vesting period for a an award of Restricted Stock which vests based on the achievement of Performance Goals or other performance objectives shall be one (1) year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion provide that all or a portion of the Restricted Stock award will vest and the restrictions on transferability lapse as a result of the Participant’s termination of employment or other service due to death, Disability, or retirement, the involuntary or constructive termination of the Participant’s employment or other service without cause or the occurrence of a Change of Control. Restricted Stock awards shall be designed and administered consistent with the provisions of Section 6 to the extent that the award is intended to comply with the requirements of Code section 162(m).

(c)
Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions on transferability set forth in the Grant Agreement, have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and to receive any dividends or other distributions thereon, as provided herein. Unless the Grant Agreement provides otherwise, (i) any stock dividends or other distributions with respect to any outstanding shares of Restricted Stock shall be issued subject to the same vesting conditions and transferability restrictions as the underlying shares of Restricted Stock, and (ii) any cash dividends or other distributions with respect to any outstanding shares of Restricted Stock shall be paid to the Participant at the same time as dividends are paid to other shareholders of record.

(d)
Upon issuance, Dominion shall direct its registrar and transfer agent to make a book entry for the shares of Restricted Stock and no certificates representing the shares of Restricted Stock shall be issuable until the shares have vested and any restrictions on transferability have lapsed or been removed.

8.           Restricted Stock Units.

(a)
The Committee may grant Restricted Stock Units to eligible employees, officers, consultants or advisors of Dominion or a Dominion Company. Each award of Restricted Stock Units shall be evidenced by a Grant Agreement, which shall state the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject.

(b)
The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the award shall vest. The minimum vesting period for an award of Restricted Stock Units which vests solely based on continued service and the passage of time shall be three (3) years from the Date of Grant of the award, with vesting occurring on a graded or cliff basis as determined by the Committee; provided that up to an aggregate maximum of 2,500,000 shares subject to Restricted Stock and Restricted Stock Unit awards may be issued under the Plan without regard to this limitation. The minimum vesting period for a an award of Restricted Stock Units which vests based on the achievement of Performance Goals or other performance conditions shall be one (1) year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion provide that all or a portion of the Restricted Stock Units will vest and restrictions on transferability will lapse as a result of the Participant’s termination of employment or other service due to death, Disability, or retirement, the involuntary or constructive termination of the Participant’s employment or other service without cause or the occurrence of a Change of Control. Restricted Stock Unit awards shall be designed and administered consistent with the provisions of Section 6 to the extent that the award is intended to comply with the requirements of Code section 162(m).

(c)
A Participant shall have no rights as a shareholder with respect to an award of Restricted Stock Units, unless and until shares of Company Stock are issued to the Participant in payment thereof. The Committee may provide in the Grant Agreement that an award of Restricted Stock Units shall be entitled to dividend equivalent rights. Unless otherwise provided in the Grant Agreement, dividend equivalents, if any, will be credited with respect to an award of Restricted Stock Units as follows: (i) in the case of a stock dividend or other distribution, by crediting the Participant with an additional number of Restricted Stock Units equal to the number of shares of Company Stock the Participant would have received in the dividend with respect to his or her Restricted Stock Units had the Restricted Stock Units been outstanding shares of Company Stock on the dividend payment date; and (ii) in the case of a cash dividend or other distribution, by crediting the Participant with an additional number of Restricted Stock Units equal to the quotient of (A) the aggregate cash amount the Participant would have received in the dividend with respect to his or her Restricted Stock Units had the Restricted Stock Units been outstanding shares of Company Stock on the dividend payment date, divided by (B) the Fair Market Value of a share of Company Stock on the dividend payment date, rounded down to the nearest whole share. Any additional Restricted Stock Units issued as dividend equivalents shall be subject to the same vesting and other terms and conditions as the underlying Restricted Stock Units.

(d)
Restricted Stock Units shall be converted into an equivalent number of shares of Company Stock and paid to the Participant on the vesting date or such other date as may be provided for in the Grant Agreement; provided however, that the Committee may provide in the Grant Agreement for the payment of all or a portion of the Restricted Stock Units to be made in cash in lieu of shares of Company Stock, based on the Fair Market Value of a share of Company Stock on the applicable payment date.

9.	Elective Restricted Stock and RSU Awards.

(a)
To the extent authorized by the Committee, a Participant may elect to forego receipt of all or a portion of an annual cash incentive plan award and instead receive shares of Restricted Stock or Restricted Stock Units in place of the designated cash award. The Committee shall determine which cash incentive plan awards are eligible for this election and the type of award (Restricted Stock or RSUs) that a Participant may elect to receive with respect thereto. The Committee may coordinate eligibility for the election with any share ownership guidelines applicable to a Participant.

(b)
To the extent this Section 9 applies, on the date the designated annual cash incentive award would otherwise be paid, Dominion shall issue shares of Restricted Stock or Restricted Stock Units to the Participant in an amount equal to a pre-designated percentage of the designated annual cash incentive award. The number of shares of Restricted Stock or number of Restricted Stock Units to be issued will be determined by dividing the applicable percentage of the annual cash incentive award by the Fair Market Value of a share of Company Stock as of the date on which the annual cash incentive award would otherwise have been paid, rounding down to the nearest whole share or unit.

(c)
Any shares of Restricted Stock or any Restricted Stock Units issued in lieu of the annual cash incentive award as described herein shall be subject to such vesting and other terms and conditions as the Committee may determine. Unless the Committee provides otherwise, such shares of Restricted Stock and the Restricted Stock Units will cliff vest, the restrictions on transferability of such shares of Restricted Stock will lapse, and the Restricted Stock Units shall be converted into shares of Company Stock on the earliest of (i) the third anniversary of the Date of Grant of the Restricted Stock or Restricted Stock Unit award, (ii) the date of the Participant’s termination of employment or other service due to the Participant’s death or Disability; or (iii) upon a Change of Control (or, if necessary to comply with Code section 409A, a Qualifying Change of Control).

(d)
The Committee may provide for additional shares of Restricted Stock or additional Restricted Stock Units to be issued to a Participant who makes the election described herein to compensate for any additional risk of forfeiture to which the applicable portion of the Participant’s annual cash incentive award is subject as a result of making the above-described election. The Committee shall have sole discretion to determine the number of additional shares of Restricted Stock or additional Restricted Stock Units to be issued, if any. The election procedures and other terms and conditions of the arrangement described herein shall be designed and operated in a manner designed to comply with Code section 409A.

10.           Goal-Based Stock.

(a)
The Committee may grant Goal-Based Stock awards to eligible employees, officers, consultants and advisors of Dominion or a Dominion Company. Each Goal-Based Stock award shall be evidenced by a Grant Agreement, which shall state the target number of shares of Goal-Based Stock and the Performance Goals or other performance objectives and other terms and conditions to which the Goal-Based Stock award is subject.

(b)
The Committee shall establish the performance period for an award of Goal-Based Stock, the target, minimum and/or maximum number of shares of Company Stock payable under the award at different levels of performance, and the Performance Goals or other performance objectives on which the vesting and payment of the shares will be based. The minimum performance period for an award of Goal-Based Stock shall be one (1) year; provided, however, that the Committee may in its discretion provide that the performance period may end earlier as a result of the Participant’s termination of employment or other service due to death, Disability, or retirement, the involuntary or constructive termination of the Participant’s employment or other service without cause or the occurrence of a Change of Control. Goal-Based Stock awards shall be designed and administered consistent with the provisions of Section 6 to the extent that the award is intended to comply with the requirements of Code section 162(m).

(c)
After the end of the performance period and subject to the certification of the performance results by the Committee, the number of shares of Company Stock that have been earned under the award pursuant to the terms of the Grant Agreement shall be issued to the Participant. The issued shares may be subject to additional service-based vesting conditions or transferability restrictions as provided by the Committee in the Grant Agreement. The Committee may at any time, in its sole discretion, remove or revise any Performance Goals or other performance objectives for an award of Goal-Based Stock, subject to Section 6 in the case of an award that is intended to comply with the requirements of Code section 162(m).

(d)
A Participant shall have no rights as a shareholder until the Committee has certified that the Performance Goals or other performance objectives of the Goal-Based Stock award have been achieved and shares of Company Stock have been issued. The Committee may grant dividend equivalent rights in its discretion with respect to any award of Goal-Based Stock, consistent with the requirements of Section 8(c) above. Any dividend equivalents with respect to any Goal-Based Stock award shall only be paid to the extent the award vests and the performance objectives are achieved.

11.           Options.

(a)
The Committee may grant Options to eligible employees, officers, consultants and advisors of Dominion or a Dominion Company. Each Option award shall be evidenced by a Grant Agreement stating the number of shares of Company Stock for which Options are granted, the exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, the conditions to which the grant and exercise of the Options are subject, and all other terms and conditions to which the Option is subject.

(b)	The exercise price per share of an Option shall be no less than 100% of the Fair Market Value of the shares on the Date of Grant, except as provided in Section 18.

(c)
Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of eight (8) years from the Date of Grant.

(d)	Incentive Stock Options may be granted only to employees of Dominion or a Dominion Company and shall be subject to the following provisions:

(i)
No Incentive Stock Option may be exercised after the first to occur of (x) eight years from the Date of Grant, (y) three months following the date of the Participant’s retirement or termination of employment for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(ii)
An Incentive Stock Option by its terms shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of any Employer shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(e)
Options may be exercised by the Participant giving written notice of the exercise to Dominion, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, if the Committee so permits, the Participant may (i) to the extent permitted by applicable law, deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to Dominion, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and any Applicable Withholding Taxes, (ii) request that Dominion withhold from the shares of Company Stock that would otherwise be deliverable upon exercise of the Option a number of shares with an aggregate Fair Market Value (as of the exercise date) equal to all or any portion of the aggregate exercise price and Applicable Withholding Taxes owed with respect to such exercise; (iii) deliver Company Stock with an aggregate Fair Market Value (as of the exercise date) equal to all or any portion of the aggregate exercise price and Applicable Withholding Taxes, or (iv) use any other methods of payment as the Committee, at its discretion, deems appropriate. Until a Participant has paid the exercise price and any Applicable Withholding Taxes, no shares of Company Stock shall be issued and the Participant shall have no rights with respect thereto.

(f)
“Reload options,” meaning new Options issued upon the exercise of an Option to replace shares of Company Stock used to pay the exercise price of, or any withholding taxes with respect to, the Option, are expressly prohibited.

12.           Stock Appreciation Rights.

(a)
The Committee may grant Stock Appreciation Rights to eligible employees, officers, consultants and advisors of Dominion or a Dominion Company. Each Stock Appreciation Right award shall be evidenced by a Grant Agreement stating the number of shares for which Stock Appreciation Rights are granted, the exercise or base price per share, whether the Stock Appreciation Right is exercisable by the Participant or is to be settled on a fixed date or event, and all other terms and conditions to which the Stock Appreciation Rights are subject. Stock Appreciation Rights may be granted in connection with all or any part of a Nonstatutory Stock Option to a Participant or as a standalone award.

(b)
Stock Appreciation Rights shall entitle the Participant, upon exercise or settlement, to receive from Dominion an amount equal to the excess, if any, of (x) the aggregate Fair Market Value of the Company Stock covered by the exercised or settled Stock Appreciation Right on the date of exercise or settlement over (y) the aggregate exercise price or base price of the Stock Appreciation Right being exercised or settled. Stock Appreciation Rights may be paid or settled in cash or in shares of Company Stock or any portion thereof as set forth in the Grant Agreement, with the number of any shares of Company Stock to be issued upon exercise or settlement determined by dividing the aggregate payment or settlement amount of the Stock Appreciation Right upon exercise or settlement by the Fair Market Value per share of the Company Stock on the date of exercise or settlement, rounded down to the nearest whole share. A Participant shall not have any rights as a shareholder with respect to a stock-settled Stock Appreciation Right unless and until the shares have been issued.

(c)
The exercise price per share of a Stock Appreciation Right that is exercisable by a Participant shall not be less than 100% of the Fair Market Value of a share of the Company Stock on the Date of Grant, subject to adjustment under Section 18 below. The base price of a Stock Appreciation Right that is not exercisable by a Participant shall be any amount determined by the Committee in its sole discretion.

(d)
Stock Appreciation Rights that are exercisable by a Participant shall be exercisable at such times and subject to such conditions as are set forth in the Grant Agreement, but in any event shall not be exercisable for more than eight (8) years after the Date of Grant. Stock Appreciation Rights that are not exercisable by a Participant shall be settled on the dates or events set forth in the Grant Agreement. Stock Appreciation Rights that are exercisable by a Participant may be exercised by the Participant giving written notice of the exercise to Dominion, stating the number of Stock Appreciation Rights the Participant has elected to exercise.

(e)           Stock Appreciation Rights that are granted in tandem with Nonstatutory Stock Options shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to Dominion unexercised that portion of the related Nonstatutory Stock Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from Dominion an amount equal to the excess of (x) the aggregate Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the related Nonstatutory Stock Option over (y) the aggregate exercise price of the Company Stock covered by the surrendered portion of the related Nonstatutory Stock Option. Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the related Nonstatutory Stock Option, the Nonstatutory Stock Option, to the extent surrendered, shall not thereafter be exercisable. A tandem Stock Appreciation Right shall be exercisable only to the extent that the related Nonstatutory Stock Option is exercisable and only at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the related Nonstatutory Stock Option. A tandem Stock Appreciation Right shall have the same Date of Grant and expiration date as the related Nonstatutory Stock Option and the exercise price per share of the tandem Stock Appreciation Right shall equal the exercise price per share of the related Nonstatutory Stock Option. For avoidance of doubt, Stock Appreciation Rights may not be granted in tandem with Incentive Stock Options.

13.           Repricings of Options and SARs Expressly Prohibited. Notwithstanding anything in the Plan to the contrary, the Committee is expressly prohibited, whether through amendment or otherwise, from (i) reducing the exercise price of any outstanding Option or Stock Appreciation Right, (ii) granting a new Option, Stock Appreciation Right or other Incentive Award in substitution for or upon the cancellation of any previously granted Option or Stock Appreciation Right, which has the effect of reducing the exercise price thereof, (iii) exchanging any underwater Option or Stock Appreciation Right for stock, cash or other consideration, or (iv) taking any other action that would be considered a “repricing” of an Option or Stock Appreciation Right under the listing standards of the New York Stock Exchange, unless in connection with an event described in Section 18 below or as approved by Dominion’s shareholders.

14.           Transferability of Incentive Awards. Except as otherwise provided in this Section 14, by applicable law or by the terms of a Grant Agreement, (i) all Incentive Awards are non-transferable and shall not be subject in any manner to anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Options and Stock Appreciation Rights shall be exercised only by the Participant; and (iii) amounts payable or shares issuable pursuant to an Incentive Award shall be delivered only to (or for the account of) the Participant. The foregoing exercise and transfer restrictions shall not apply to: (a) transfers to Dominion upon forfeiture or cancellation of an Incentive Award or to pay the exercise price of an Option or to an Employer to pay Applicable Withholding Taxes; (b) transfers to or exercises by the Participant’s beneficiary in the event of a Participant’s death, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution; (c) transfers pursuant to a qualified domestic relations order (as defined in the Code) (in the case of Incentive Stock Options, to the extent such transfers are permitted by the Code); or (d) if the Participant is incapacitated, permitted transfers to or exercises on behalf of the Participant by his or her legal representative. The Committee may expressly provide in the Grant Agreement that an Incentive Award (other than an Incentive Stock Option) may be transferred to, exercised by and paid to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, for estate and/or tax planning purposes and in compliance with applicable securities laws.

15.           Applicable Withholding Taxes. An Employer shall have the right to deduct from any exercise, payment, vesting or settlement of an Incentive Award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover Applicable Withholding Taxes or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may permit the Participant to remit separate payment in cash or shares of Company Stock to satisfy Applicable Withholding Taxes in lieu of Employer withholding. Any shares withheld by or remitted to the Employer in satisfaction of Applicable Withholding Taxes shall be valued at their Fair Market Value as of the exercise, payment or settlement date of the applicable Incentive Award.

16.           Effective Date of the Plan. The effective date of the Plan shall be May 7, 2014, the date of Dominion’s 2014 annual meeting of shareholders, subject to approval of the Plan by Dominion’s shareholders at such meeting. Until the Plan has been approved by Dominion’s shareholders and the requirements of all applicable securities laws have been met, no Incentive Awards shall be granted or exercised under the Plan, unless the grant or exercise is contingent on the occurrence of these events.

17.           Termination and Amendment. If not sooner terminated by the Board, the Plan shall terminate at the close of business on the date after the 2024 annual meeting of Dominion’s shareholders. No Incentive Awards shall be made under the Plan after its termination. The Board may terminate the Plan at any time before then, and may amend the Plan and any Incentive Awards under the Plan at any time and in any respects as it shall deem advisable; provided that, except as otherwise expressly provided herein or in Section 18 below or in a Participant’s Grant Agreement, no termination or amendment of the Plan or any Incentive Award under the Plan shall materially adversely affect a Participant’s rights with respect to any outstanding Incentive Award without that Participant’s consent. Furthermore, no amendment shall be made to the Plan that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 18 below), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless the change is authorized by Dominion’s shareholders. Notwithstanding the foregoing, the Board may amend the Plan and Incentive Awards without having to obtain the consent of any affected Participant as it deems necessary or appropriate to ensure compliance with applicable laws or to cause Incentive Awards to avoid adverse tax consequences under the Code and regulations thereunder.

18.           Change in Capital Structure.

(a)
In the event of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Company Stock; any exchange of shares of Company Stock or other securities of Dominion; or any similar, unusual or extraordinary corporate transaction in respect of the Company Stock, the number and kind of shares of stock or securities of Dominion to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the limits on Incentive Awards under Sections 4, 7(b) and 8(b) of the Plan, the exercise price of Options and the exercise or base price of Stock Appreciation Rights, and any other relevant terms or conditions of the Plan or outstanding Incentive Awards thereunder shall be equitably and proportionally adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Incentive Award, the Committee may adjust appropriately the number of shares covered by the award so as to eliminate the fractional shares. Unless otherwise expressly provided in the applicable Grant Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described herein, or a sale of all or substantially all of the business or assets of Dominion as an entirety, the Committee shall equitably and proportionately adjust the Performance Goals or other performance objectives applicable to any then-outstanding Incentive Awards to the extent necessary to preserve (but not increase) the level of incentives intended by the Plan and the awards. It is intended that, if possible, any adjustments contemplated by this Section 18(a) be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Code sections 424, 409A and 162(m)) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

(b)
Notwithstanding anything to the contrary in Section 18(a), the provisions of this Section 18(b) shall apply to an outstanding Incentive Award if a Change of Control occurs. If Dominion undergoes a Change of Control and Dominion is not the Surviving Entity and the successor to Dominion (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change of Control to continue and assume the award following the Change of Control, or if for any other reason the award would not continue after the Change of Control, then upon the Change of Control: (i) if the award is an Option or SAR, it shall vest fully and completely, any and all restrictions on exercisability or otherwise shall lapse, and it shall be fully exercisable; and (ii) if the award is any other type of award other than an Option or SAR, it shall immediately vest fully and completely, and all restrictions shall lapse, and the award shall be paid or settled; provided, however, that if the award is performance-based, any payment under the award shall be computed based on the performance terms of the award and based on actual performance achieved to the date of the Change of Control. No acceleration of vesting, exercisability and/or payment of an outstanding Incentive Award shall occur in connection with a Change of Control if either (i) Dominion is the Surviving Entity, or (ii) the successor to Dominion (if any) (or a parent thereof) agrees in writing prior to the Change of Control to assume the award; provided, however, that individual awards may provide for acceleration under these circumstances as contemplated by Section 18(c) below. If an Option or SAR is fully vested or becomes fully vested as provided in this paragraph but is not exercised or paid prior to the Change of Control and Dominion is not the surviving entity and the successor to Dominion (if any) (or a parent thereof) does not agree in writing prior to the occurrence of the Change of Control to continue and assume the award following the Change of Control, or if for any other reason the award would not continue after the Change of Control, then the Committee may provide for the settlement in cash of the award (such settlement to be calculated as though the award was paid or exercised simultaneously with the Change of Control and based upon the then Fair Market Value of a share of Company Stock). An Option or SAR so settled by the Committee shall automatically terminate. If, in such circumstances, the Committee does not provide for the cash settlement of an Option or SAR, then upon the Change of Control such Option or SAR shall terminate; provided that the Participant shall be given reasonable notice of such intended termination and an opportunity to exercise the Option or SAR prior to or upon the Change of Control.

(c)           Notwithstanding the provisions of Section 18(b), Incentive Awards issued under the Plan may contain specific provisions regarding the consequences of a Change of Control and, if contained in an award, those provisions shall be controlling in the event of any inconsistency. (For example, and without limitation, an award may provide that acceleration will occur in connection with a Change of Control if the Participant is terminated by his or her Employer without cause or the participant terminates employment for good reason.) The occurrence of a particular Change of Control under the Plan shall have no effect on any award granted under the Plan after the date of that Change of Control.

(d)            The Committee may make adjustments pursuant to Section 18(a) and/or deem an acceleration of vesting of awards pursuant to Section 18(b) to occur sufficiently prior to an event if necessary or deemed appropriate to permit the participant to realize the benefits intended to be conveyed with respect to the shares underlying the award; provided, however, that, the Committee shall reinstate the original terms of an award if the related event does not actually occur.

(e)
Notwithstanding anything in the Plan to the contrary, the Committee may take any action contemplated under this Section 18 without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

19.           Administration of the Plan.

(a)
The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i)	to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii)	to determine which persons will be Participants, to which of the Participants, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii)
to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goals or other performance objectives, the occurrence of certain events, or other factors;

(iv)
to establish or verify the extent of satisfaction of any Performance Goals or other performance objectives or any other terms and conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v)	to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi)	to determine whether, and the extent to which, adjustments are required pursuant to Section 18;

(vii)
to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of Dominion;

(viii)
to delegate any portion of its authority under the Plan to make Incentive Awards to an executive officer of Dominion, subject to compliance with applicable state law and the requirements of Code section 162(m) and Rule 16b-3 under the Act and any other conditions that the Committee may establish,

(ix)
to establish subplans and the like as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which Dominion or any Dominion Company operates in order to assure the viability of Incentive Awards granted under the Plan and to enable Participants employed in such countries to receive advantages and benefits under the Plan and such laws and rulings; and

(x)	to make all other determinations deemed necessary or advisable for the administration of this Plan.

(b)
The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to Dominion, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)
A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)
The Committee may delegate the administration of the Plan to an officer or officers of Dominion, and the administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any administrator be authorized to grant Incentive Awards under the Plan. Any action by an administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any administrator, provided that the actions and interpretations of any administrator shall be subject to review and approval, disapproval or modification by the Committee.

20.           Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to Dominion—at the principal business address of Dominion to the attention of the Corporate Secretary of Dominion; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

21.           Interpretation. The Plan is intended to operate in compliance with the provisions of all applicable federal and state securities laws and to facilitate compliance with, and optimize the benefits from, the applicable provisions of the Code. Unless otherwise specifically provided under the terms of any such plan or program, settlements of awards received by participants under the Plan shall not be deemed a part of a participant’s regular, recurring compensation for purposes of calculating payments or benefits from any benefit plan or severance program of Dominion or a Dominion Company or any severance pay law of any country. Nothing contained in the Plan will be deemed in any way to limit or restrict Dominion or any Dominion Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect. The terms of this Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to its conflict of law principles.

22.           Beneficiary Matters. A Participant may designate a Beneficiary to receive benefits due under an Incentive Award, if any, upon the Participant’s death. Designation of a Beneficiary shall be made by execution of a form approved or accepted by the Committee. In the absence of a valid Beneficiary designation, a Participant’s surviving spouse, if any, and if none, the Participant’s estate, shall be the Beneficiary. A Participant may change a prior Beneficiary designation made under this Section 22 by a subsequent execution of a new Beneficiary designation form. The change in Beneficiary will be effective upon receipt by the Committee. Any payment made to a Beneficiary under this Plan in good faith shall fully discharge Dominion and the Dominion Companies from all further obligations with respect to that payment. If the Committee has any doubt as to the proper Beneficiary to receive a payment under this Plan, the Committee shall have the right to withhold such payment until the matter is fully adjudicated. In making any payment to or for the benefit of any minor or an incompetent Participant or Beneficiary, the administrator, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court-appointed representative of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, representative, relative or other person shall be a complete discharge of Dominion and the Dominion Companies’ obligations under the Plan. Dominion shall have no responsibility to see to the proper application of any payment so made. The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

23.           Section 409A Matters.

(a)
The Plan and any Incentive Awards granted hereunder that provide for a deferral of compensation for purposes of Code section 409A are intended to comply with the applicable provisions of Code section 409A and shall be interpreted to the maximum extent possible in accordance with such intent.

(b)
With respect to any Incentive Award that provides for a deferral of compensation for purposes of Code section 409A and that is payable under its terms on a Participant’s termination of employment or other service, (i) any references herein and in the Participant’s Grant Agreement to the Participant’s termination of employment or date of termination of employment shall refer to the Participant’s Separation from Service or date of Separation from Service, as the case may be; and (ii) notwithstanding any provision herein or in the Participant’s Incentive Award to the contrary, if at the time of payment under such an Incentive Award, the Participant is a “specified employee” (as defined below), no such payment shall occur prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s Separation from Service, or (B) the date of the Participant’s death. Upon the expiration of the six (6)-month deferral period referred to in the preceding sentence or the Participant’s death, all amounts that would otherwise have been paid during such period but for this Section 23 shall be paid and any amounts that remain to be paid under the Award shall be paid in accordance with the terms hereof and of the Award Agreement. The term “specified employee” shall have the same meaning as assigned to that term under Code section 409A(a)(2)(B)(i) and whether a Participant is a specified employee shall be determined in accordance with written guidelines adopted by Dominion for such purposes.

(c)
With respect to any Award that provides for a deferral of compensation for purposes of Code section 409A and that is payable under its terms upon a Change of Control, or under which the time or form of payment of the Award varies depending on whether a Change of Control has occurred, any references herein and in the Participant’s Grant Agreement to a Change of Control or date of the Change of Control shall refer to a Qualifying Change of Control or the date of a Qualifying Change of Control, as the case may be.

24.           Securities Law Compliance. If at any time on or after the effective date of this amended and restated Plan as described in Section 16 above, the Committee should determine that the issuance of any shares of Company Stock under an Incentive Award granted under the Plan, whether pursuant to the exercise of an Option or Stock Appreciation Right or otherwise, would result in the violation of any applicable federal or state securities laws with respect to the Plan, then no shares of Company Stock shall be issued, and no Options or Stock Appreciation Rights shall be exercised, unless and until the Committee has determined that the issuance of such shares or the exercise of such Options or Stock Appreciation Rights would not result in such violation. If a Participant’s right to exercise an Option or Stock Appreciation Right is suspended pursuant to the preceding sentence, the Committee may provide that any time period to exercise the Option or Stock Appreciation Right is extended or tolled during such period of suspension.

25.           No Right to Continued Service. The grant of an Incentive Award shall not obligate an Employer to pay an employee, officer, advisor or consultant any particular amount of remuneration, to continue the employment or other service of the employee, officer, advisor or consultant after the grant or to make further grants to the employee, officer, advisor or consultant at any time thereafter.

26.           Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between Dominion and any Participant or other person. To the extent any person holds any rights by virtue of an Incentive Award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of Dominion.